Exhibit 10.5

Contract No: 3203822019CR0013	Electronic supervision No: 3203822019B00207

State-owned Construction Land Use Right Transfer Contract

Prepared by the Ministry of Land and Resources of the People’s Republic of China and the State Administration of Industry and Commerce of the People’s Republic of China

State-owned Construction Land Use Right Transfer Contract

Parties:

Transferor: Pizhou City Bureau of Land and Resources

Postal address: 4 Hengshan Road, Pizou City.

Post code: 221300

Tel: 0516-86223104

Fax: 0516-86223104

Account bank: Yongxing Credit Cooperatives

Account No: XXXXXXXX

Transferee: Jiangsu Baijiale Oil Crop Co., Ltd

Postal address; Tiefu Town Industrial Park

Post code: 221300

Tel: 13327959286

Fax: /

Account bank: Jiangsu Pizhou Rural Commercial Bank Tiefu Branch

Account No: XXXXXXXX

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Chapter 1. General

Section 1 According to the Property Law of the People’s Republic of China, the Contract Law of the People’s Republic of China, the Urban Real Estate Management Law of the People’s Republic of China and applicable administrative regulations and land supply policies, both parties hereby enter into the following contract on the principles of equality, freewill, valuable consideration and good faith.

Section 2 The ownership of the land transferred hereunder remains with the People’s Republic of China and the transferor’s transfer of state-owned construction land use right, underground resources and buried objects according to the authorization by law is outside the scope of transfer of state-owned construction land use right.

Section 3 The transferee shall have the right to occupy, use, benefit from and lawfully dispose of the state-owned construction land acquired by it according to law during the term of transfer, as well as to use such land to build buildings, structures and auxiliary facilities thereto according to law.

Chapter 2 Delivery of transferred land and payment of transfer price

Section 4 The land lot transferred hereunder is numbered 1800990260, and the land lot’s total area is twelve thousand one hundred forty six point six square meters (in figures: 12146.6 square meters), of which the area of the land lot transferred hereunder is twelve thousand one hundred forty six point six square meters (in figures: 12146.6 square meters).

The land lot transferred hereunder is located at east of Zhongxing Road, and south of Hengda Road, Tiefu Town.

The planar boundaries of the land lot transferred hereunder area_____, as shown in Annex 1 hereto.

The vertical boundary of the land lot transferred hereunder is up to _______ as the upper limit and down to ______as the lower limit, with a height difference of ___meters. The vertical boundary of the land lot transferred hereunder is shown in Annex 2 hereto.

The spatial scope of the land lot transferred hereunder is a spatial scope formed by enclosure of the vertical plane and the elevations of upper and lower limits constituted by the aforesaid boundary points.

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Section 5 The purpose of the land lot transferred hereunder is industrial land.

Section 6 The transferor agrees to deliver the transferred land lot to the transferee prior to May 30, 2019 and that this land lot shall meet the land conditions specified in Subsection (1) of this section when delivering the land.

(1) Site leveling meets: five supplies (of water, electricity, access road, gas, communication) and one levelled (ground);

Surrounding infrastructure meets: five supplies (of water, electricity, access road, gas, communication) and one levelled (ground);

(2) As-is land conditions ___/__;

Section 7 The term of transfer of state-owned construction land use right hereunder shall be 50 years, commencing from the date of land delivery set forth in Section 6 hereof; Where transfer formalities are dealt with retroactively for originally assigned (leased) state-owned construction land use right, the term of transfer shall commence from the date of contract execution.

Section 8 The transfer price for the transfer of the state-owned construction land use right to the land lot hereunder is RMB two million four thousand two hundred Yuan only (in figures: RMB 2004200), or RMB one hundred sixty five point zero zero zero nine Yuan (in figures: RMB 165.0009) per square meter.

Section 9 The deposit for the land lot hereunder is RMB (in words) three hundred thousand, six hundred (in figures: RMB 300600) and shall be counted towards the land transfer price.

Section 10. The transferee agrees to pay the transferor the state-owned construction land use right transfer price according to Subsection 1(1) hereof:

(1) Lump-sum payment of the state-owned construction land use right transfer price within 60 days of execution of this contract;

(2) Payment of the state-owned construction land use right transfer price in __installments on such date and in such amount as specified below:

Installment 1: RMB two million four thousand two hundred Yuan only (in figures: RMB 2004200), payable prior to June 24, 2019.

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Installment 2: RMB ______________________(in figures: RMB ______), payable prior to ______.

Installment 3: RMB ______________________(in figures: RMB ______), payable prior to______.

Installment 4: RMB ______________________(in figures: RMB ______), payable prior to ______.

In case of installment payment of the state-owned construction land use right transfer price, the transferee agrees to pay the transferor interest at the loan interest rate published by the People’s Bank of China on the date of payment of the first installment of the land transfer price when paying the second installment and each subsequent installment of the state-owned construction land use right transfer price,

Section 11 The transferee shall apply for registration of transfer of state-owned construction land use right by presenting this contract, the certificate of payment of transfer price and related supporting documents upon payment of the transfer price of this land lot in full pursuant to the provisions hereof.

Chapter 3 Land development, construction and utilization

Section 12 The transferee agrees that the development and investment intensity of the land lot hereunder shall be in accordance with the provisions of Subsection (1) of this section:

(1) Where the land lot hereunder will be used for industrial projects, the transferee agrees that the total fixed asset investment in the construction project on the land lot hereunder will not be less than the approved or registered amount of RMB four hundred fifty point six million (in figures: RMB 450.6 million Yuan) and the investment intensity no less than RMB thirty seven thousand and ninty six Yuan eighty Fen (in figures: RMB 37096.800751) per square meter. The total fixed asset investment in the construction project on the land lot hereunder includes buildings, structures and auxiliary facilities thereto, equipment investment and transfer price, among others.

(2) Where the land lot hereunder will be used for non-industrial projects, the transferee undertakes that the total development investment on the land lot hereunder will be no less than RMB____(in figures: RMB_____).

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Section 13 Where the transferee intends to build any new buildings, structures and auxiliary facilities thereto on the land lot hereunder, the planning conditions for the transferred land lot as determined by the municipal (county) government’s planning department shall be met (as detailed in Annex 3). Wherein:

Nature of main building: factory building;

Nature of auxiliary building__/__;

Total building area _42071 sqm;

Plot ratio _no less than 1 ___;

Building height limit__-_ meters;

Building density _no less than 55%_;

Greening rate no more than 20%;

Other land use requirements __/___.

Section 14 The transferee agrees that the construction of supporting facilities on the land lot hereunder shall be in accordance with Subsection (1) of this section:

(1) Where the land lot hereunder will be used for industrial projects, according to the planning and design conditions determined by the planning department, the floor area used for the administrative, office and living facilities of the company within the transferred land lot hereunder may not exceed __% of the area of the transferred land lot, i.e., no more than ___sqm, and the building area no more than ___sqm. The transferee agrees not to build any housing units, expert buildings, hotels, hostels or training centers or any other non-productive facilities within the transferred land lot.

(2) Where the land lot hereunder will be used for residential projects, according to the planning and construction conditions determined by the department in charge of planning and construction, the total number of housing units to be built within the land lot transferred hereunder shall be no less than __/_ units. Of them, the number of housing units each with a suite building area of up to 90 sqm shall be no less than __/_ and the dwelling size requirements for residence construction shall be __/__. The ratio of combined area of residences each with a suite building area of up to 90 sqm within the land lot hereunder to the total area of development and construction of the land lot shall be no less than _/_%. With respect to affordable housing, low-rent housing and other government-subsidized housing to be built within the land lot hereunder, the transferee agrees to perform in the following manner __/_ hereunder after construction:

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1. Handover to the government;

2. Repurchase by the government;

3. According to the applicable government policies on construction and sales of affordable housing;

4. ___________;

5. ___________.

Section 15 The transferee agrees to build the following supporting works simultaneously within the land lot hereunder and deliver them to the government for free after construction:

(1) ________;

(2) ____________;

(3)_____________.

Section 16 The transferee agrees to commence the construction project on the land lot hereunder prior to June 18, 2019 and complete the same prior to December 31, 2020.

Where the transferee fails to commence construction as scheduled, it shall file a postpone request to the transferor 30 days in advance and the project completion date will be extended accordingly subject to the approval of the transferor, provided that the extended period may not be more than one year.

Section 17. While the transferee conducts construction activities within the land lot hereunder, the interfaces and introductory works between water and gas use, sewage and other facilities and the main pipelines and electric substations outside the land lot shall be dealt with according to applicable rules.

The transferee agrees that various pipelines and conduits laid by the government as required for utilities will enter, leave, pass through or run across the land lot transferred hereunder, provided that the government or utility operator or constructor shall give reasonable compensation if the usability or functionality of the transferred land lot is adversely affected thereby.

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Section 18 The transferee shall use the land according to the purpose and plot ratio of land set forth herein without any unauthorized change. During the term of this contract, where it becomes necessary to change the purpose of land set forth herein, both parties agree that Subsection (1) of this section shall apply:

(1) The transferor will reclaim the construction land use right for fee;

(2) Both parties will handle the formalities for approval of change to land use according to law and execute an amendment to this contract or re-execute the state-owned construction land use right transfer contract, whereby the transferee will pay retroactively the additional price of state-owned construction land use right transfer according to the difference between the appraised market price of the construction land use right under the new purpose of land at the time of change approval and the appraised market price of the construction land use right under the original purpose of land, and then handle the land change registration.

Section 19 The government reserves the right to adjust the planning of the land lot hereunder during the period of use of the land lot hereunder without affecting the existing buildings on this land lot in case of any change to the original planning, provided that the planning then in effect shall apply when the buildings, structures and auxiliary facilities thereto are altered, renovated, rebuilt during the use period or any renewal request is filed upon the expiration of the use period.

Section 20 The transferor may not reclaim the state-owned construction land use right exercised by the transferee according to law prior to the expiration of the use period set forth herein; in special circumstances where the state-owned construction land use right needs to be reclaimed in advance for the social and public interests, the transferor shall complete the approval process according to statutory procedure and give compensation to the land user based on the value of the ground buildings, structures and auxiliary facilities thereto at the time of reclamation, the appraised market price of the state-owned construction land use right for the remaining period and the direct losses as determined through appraisal.

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Chapter 4 Transfer, leasing and mortgaging of state-owned construction land use right

Section 21 Upon full payment of the price of state-owned construction land use right transfer and acquisition of the state-owned land use certificate according to the provisions hereof, the transferee has the right to transfer, lease or mortgage the state-owned construction land use right in part or in full hereunder. In case of first-time transfer, the conditions set forth in Subsection (2) of this section shall be met:

(1) Investment and development shall be conducted pursuant to the provisions hereof and more than 25% of the total amount of development investment shall be completed;

(2) Investment and development shall be conducted pursuant to the provisions hereof and the conditions for industrial land or other construction land shall have been formed.

Section 22 The transfer, leasing or mortgage contract for the state-owned land use right may not violate the provisions of national laws and regulations and this contract.

Section 23 Upon transfer of the state-owned construction land use right in part or in full, the rights and obligations set forth herein and on the land registration document shall be transferred along with it and the use period of the state-owned construction land use right shall be the use period set forth herein less the elapsed portion of use period.

Upon leasing of the state-owned construction land use right in part or in full hereunder, the rights and obligations set forth herein and on the land registration document shall be assumed by the transferee.

Section 24 In case of transfer or mortgaging of the state-owned construction land use right, the parties to the mortgage shall apply to the administration of land and resources for land change registration by presenting this contract and the corresponding transfer or mortgage contract and the state-owned land use certificate.

Chapter 5 Expiration

Section 25 Upon the expiration of the use period set forth herein, where the land user needs to continue using the land lot hereunder, the land user shall file a renewal request to the transferor no later than one year prior to the expiration, which shall be approved by the transferor except the land lot hereunder needs to be reclaimed for the social and public interests.

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This contract shall automatically be renewed upon expiration of the term of the residential construction land use right.

Where the transferor approves renewal request, the land user shall handle the transfer, leasing and other paid land use formalities according to law, re-execute the transfer, leasing or paid land use contract and pay the land transfer price, rent and other land use fees.

Section 26 Upon the expiration of the term of land transfer, if the land user files a renewal request and fails to obtain approval due to social and public interests, the land user shall surrender the state-owned land use certificate and handle the deregistration of state-owned construction land use right according to the applicable rules, whereupon the state-owned construction land use right will be reclaimed by the transferor for free. The transferor and the land user agree that the buildings, structures and auxiliary facilities thereto on the land lot hereunder shall be dealt with according to Subsection (2) of this section:

(1) The transferor will reclaim the buildings, structures and auxiliary facilities thereto on the land lot hereunder and give the land user corresponding compensation based on the residual value of the buildings, structures and auxiliary facilities thereto on the land lot hereunder at the time of reclamation;

(2) The transferor will reclaim the buildings, structures and auxiliary facilities thereto on the land lot hereunder for free.

Section 27 Upon the expiration of the term of land transfer, if the land user fails to request renewal hereof, the land user shall surrender the state-owned land use certificate and handle the deregistration of state-owned construction land use right according to the applicable rules, whereupon the state-owned construction land use right will be reclaimed by the transferor for free. The buildings, structures and auxiliary facilities thereto on the land lot hereunder shall be reclaimed by the transferor for free. The land user shall maintain eh normal usability of the buildings, structures and auxiliary facilities thereto on the land lot hereunder without any manmade damage thereto. Where the buildings, structures and auxiliary facilities thereto on the land lot hereunder become unavailable for normal use, the transferor may require the land user to relocate or remove the same and restore the site levellilng.

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Chapter 6 Force Majeure

Section 28 Either party hereto may be exempted from liabilities for failure to perform this contract in part or in full due to force majeure, provided that such party shall take any and all necessary remedial measures where possible to mitigate the losses resulting from force majeure. The aforesaid provisions shall not apply to any force majeure that occurs during the delayed performance of this contract by either party hereto.

Section 29 The party affected by force majeure shall notify the other party in writing of the details of force majeure via mail, cable or fax within 7 days and submit a report or certificate of its inability to perform this contract in part or in full or its need for delayed performance within 15 days of occurrence of force majeure.

Chapter 7 Liabilities for Default

Section 30 The transferee shall pay the transfer price of state-owned construction land use right in time pursuant to the provisions hereof, failing which the transferee shall pay the transferor liquidated damages of 1% of the outstanding amount for each day of delay from the due date, provided that the transferor has the right to terminate this contract and the transferee has no right to require refunding of the deposit if the delay in payment continues for more than 60 days and the transferee remains so delinquent upon being notified by the transferor, without prejudice to the transferor’s right to request the transferee to compensate the resulting losses.

Section 31 If the transferee terminates the investment in and construction of this project for its own reasons and files a request to the transferor for termination of this contract and return of the land, the transferor, subject to request to and approval of the people’s government originally approving the land transfer plan, will refund the transfer price of state-owned construction land use right in full or in part other than the deposit set forth herein (without interest), reclaim the state-owned construction land use right and refuse to compensate for the existing buildings, structures and auxiliary facilities hereto already built in place within this land lot according to the following provisions respectively, without prejudice to its right to require the transferee to remove such buildings, structures and auxiliary facilities thereto and restore the site leveling; provided that the transferor shall give the transferee certain compensation if the transferor is willing to continue using the existing buildings, structures and auxiliary facilities hereto already built in place within this land lot.

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(1) Where the transferee files a request to the transferor no later than 60 days prior to one year of expiation of the commencement date of construction set forth herein, the transferor will refund the transfer price of state-owned construction land use right already paid by the transferee after deduction of the deposit;

(2) Where the transferee files a request to the transferor later than one year but earlier than two years of expiation of the commencement date of construction set forth herein and no later than 60 days prior to two years of expiration thereof, the transferor shall refund the transfer price of state-owned construction land use right already paid by the transferee after deduction of the deposit set forth herein and collection of the idle charges according to applicable regulations.

Section 32 If the land lot is made idle due to the fault of the transferee and for more than one year and less than two years, the transferee shall pay the idle charges according to law; if the land lot remains idle for more than two years without commencement of construction activities, the transferor has the right to reclaim the state-owned construction land use right for free.

Section 33. Should the transferee fail to commence construction activities by the date set forth herein or otherwise agreed upon by both parties, the transferee shall pay the transferor liquidated damages of 1% of the total transfer price of state-owned construction land use right for each day of delay, without prejudice to the transferor’s right to require the transferee to continue performing this contract.

Should the transferee fail to complete the construction activities by the date set forth herein or otherwise agreed upon by both parties, the transferee shall pay the transferor liquidated damages of 1% of the total transfer price of state-owned construction land use right for each day of delay.

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Section 34 Where the total fixed asset investment, investment intensity and total amount of development investment with respect to the project fail to meet the criteria set forth herein, the transferor may require the transferee to pay the liquidated damages in an amount of the same percentage of the transfer price of state-owned construction land use right as the percentage of the actual deficiency to the agreed total investment and investment intensity indicator, without prejudice to the transferor’s right to require the transferee to continue performing this contract.

Section 35 If any indicator of the land lot hereunder including but not limited to plot ratio and building density is lower than the minimum criteria set forth herein, the transferor may require the transferee to pay the liquidated damages in an amount of the same percentage of the transfer price of state-owned construction land use right as the percentage of the actual deficiency to the agreed minimum criteria, without prejudice to the transferor’s right to require the transferee to continue performing this contract; where any indicator of the land lot hereunder including but not limited to plot ratio and building density is higher than the maximum criteria set forth herein, the transferor has the right to reclaim the portion of area in excess of the agreed maximum criteria and to require the transferee to pay the liquidated damages in an amount of the same percentage of the transfer price of state-owned construction land use right as the percentage of the actual deficiency to the agreed criteria.

Section 36 Where the greening rate of industrial construction project, the ratio of land use of corporate administrative, office and living facilities to the land lot, the building area of corporate administrative, office and living facilities or any other indicator exceeds the agreed criteria set forth herein, the transferee shall pay the transferor liquidated damages of 1% of the land lot transfer price and remove the corresponding greening and building facilities at its sole costs.

Section 37 Where the transferee pays the transfer price of the state-owned construction land use right pursuant to the provisions hereof, the transferor shall deliver the transferred land pursuant to the provisions hereof. If the transferee is delayed in possession of the land lot hereunder due to the transferor’s failure to provide the transferred land lot in time, the transferor shall pay the transferee liquidated damages of 1% of the transfer price of state-owned construction land use right already paid by the transferee for each day of delay, with the land use period to commence from the date of actual land delivery. If the transferor delays delivery of the land lot for more than 60 days and remains so upon being notified by the transferee, the transferee has the right to terminate this contract and the transferor shall refund two times the deposit and refund the remaining portion of the transfer price of state-owned construction land use right already paid, without prejudice to the transferee’s right to request the transferor to compensate for the resulting losses.

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Section 38 If the transferor fails to deliver the land in time or the land delivered hereunder does not meet the land conditions set forth herein or the transferor unilaterally changes the land use conditions, the transferee ahs the right to require the transferor to perform its obligations according to the conditions set forth herein and compensate for the direct losses so incurred to the transferee. The land use period shall commence from the date when the agreed land conditions are met.

Chapter 8 Governing Law and Dispute Resolution

Section 39 The execution, effect, interpretation, performance and dispute resolution of this contract shall be governed by the laws of the People’s Republic of China.

Section 40 Any dispute arising out of performance of this contract shall be resolved by both parties through consultations, failing which the dispute shall be resolved in the manner set forth in Item (1) of this section:

(1) Submit to Xuzhou City Arbitration Commission for arbitration;

(2) Sue to the people’s court according to law.

Chapter 9 Miscellaneous

Section 41 The land lot transfer plan hereunder has been approved by Pizhou City Bureau of Land and Resources People’s Government and this contract will take effect upon executed by both parties.

Section 42 Both parties hereto warrant that the names, postal addresses, telephone numbers, fax numbers, account banks, agents and other details completed in this contract are true and valid and either party shall notify other party in writing of any change to its details within 15 days of such change, otherwise the changing party shall be solely responsible for resulting failure to notify in time.

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Section 43 This contract and the annexes hereto consist of eighteen pages in total and the Chinese version of this contract shall govern.

Section 44 The prices, amounts and areas contained herein shall be expressed in both words and figures, and the amounts in words shall prevail in case of any inconsistency between amounts in words and amounts in figures.

Section 45 Any matters not specified herein may be agreed upon by both parties as annexes hereto, which shall bear the same legal effect as this contract.

Section 46 This contract is made in two copies, one copy for each party and each copy bearing the same legal effect.

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Transferor (seal)	Transferee (seal):

Pizhou Land Resources Bureau(seal)	Pizhou City Bureau of Land and Resources

Jiangsu Baijiale Oil Crop Co., Ltd

Legal representative (authorized agent)	Legal representative (authorized agent)
(Signature):	(Signature):

April 25, 2019

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Annex 1

Planar Boundary Map of Transferred Land Lot

Scale: 1: ________

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Annex 2

Vertical Boundaries of Transferred Land Lot

Elevation system adopted:__________

Scale: 1:____________

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Annex 3

Planning conditions for transferred land lot determined by ____City (County) Government’s planning department

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